   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999



                                            REGISTRATION STATEMENT NO. 333-70723


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           HERMES EUROPE RAILTEL B.V.
             (Exact name of Registrant as specified in its charter)

        THE NETHERLANDS                      4813                            NONE
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                             ---------------------
                              TERHULPSESTEENWEG 6A
                                1560 HOEILAART,
                                    BELGIUM
                                (32-2) 658-5200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ---------------------
                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                               NEW YORK, NY 10019
                                 (212) 664-1666
  (Address, including zip code, and telephone number, including area code, of agent for process)

                             ---------------------

                                 with copies to

                                JOHN D. MORRISON
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                               NEW YORK, NY 10022
                                 (212) 848-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

=================================================================================================================
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF         AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED        REGISTERED            PER UNIT          OFFERING PRICE     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
10 3/8% Senior Notes due 2009...    $200,000,000             100%             $200,000,000           $55,600
-----------------------------------------------------------------------------------------------------------------
10 3/8% Senior Notes due 2006...     E85,000,000             100%             E85,000,000            $27,288
=================================================================================================================

     THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The sole purpose of this Amendment is to file certain exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statement Schedules are unchanged and have been omitted.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Netherlands law does not prohibit indemnification of directors, employees and agents of corporations. The Company is in the process of obtaining liability insurance for its directors, employees and agents. Under Netherlands law, the legal reasonableness and fairness test means that such indemnity cannot be relied on where the individual has been grossly negligent, fraudulent or dishonest.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


          3.1*           -- Deed of Incorporation and Articles of Association (as
                            amended) of the Company
          4.1*           -- Form of Outstanding Dollar Note for the Registrant's
                            10 3/8% Senior Notes due 2009 (contained in Dollar
                            Indenture filed as Exhibit 4.5)
          4.2*           -- Form of Outstanding Euro Note for the Registrant's
                            10 3/8% Senior Notes due 2006 (contained in Euro
                            Indenture filed as Exhibit 4.6)
          4.3*           -- Form of Dollar Exchange Note for the Registrant's 10 3/8%
                            Senior Notes due 2009 (contained in Dollar Indenture
                            filed as Exhibit 4.5)
          4.4*           -- Form of Euro Exchange Note for the Registrant's 10 3/8%
                            Senior Notes due 2006 (contained in Euro Indenture filed
                            as Exhibit 4.6)
          4.5*           -- Dollar Indenture, dated as of January 4, 1999, between
                            the Company and The Bank of New York of New York, as
                            Trustee
          4.6*           -- Euro Indenture dated as of January 4, 1999, between the
                            Company and The Bank of New York, as Trustee
          4.7*           -- Dollar Registration Rights Agreement, dated as of January
                            4, 1999, between the Company and Initial Purchasers
          4.8*           -- Euro Registration Rights Agreement dated as of January 4,
                            1999, between the Company and Initial Purchasers
          5.1*           -- Opinion of Shearman & Sterling regarding the legality of the securities being registered
          5.2*           -- Opinion of Loeff Claeys Verbeke regarding the legality of the securities being registered
          8.1*           -- Opinion of Shearman & Sterling regarding tax matters
         10.1*           -- Indenture, dated August 19, 1997, among Hermes Europe
                            Railtel B.V., as Issuer, Global TeleSystems Group, Inc.
                            and The Bank of New York, as Trustee.
         10.2*           -- Registration Rights Agreement, dated August 19, 1997,
                            between the Company and Donaldson, Lufkin & Jenrette
                            Securities Corporation, UBS Securities LLC and Lehman
                            Brothers Inc.
         10.3*           -- Escrow Agreement, dated August 19, 1997, among the
                            Company and The Bank of New York, as Trustee and as
                            Escrow Agent.
         10.4*           -- Shareholders Agreement among the Company, GTS-Hermes
                            Inc., HIT Rail B.V., SNCB/NMBS and AB Swed Carrier.
         10.5*           -- Employment Agreement between the Company and Peter
                            Magnus.
         10.6*           -- Employment Agreement, dated as of September 26, 1995,
                            between the Company and J.A. Shearing.
         10.7*           -- License, dated December 18, 1996, granted by the
                            Secretary of State for Trade and Industry relating to the
                            United Kingdom.

         10.8*           -- Registration, dated July 26, 1996, granted by IBPT
                            relating to Belgium.
         10.9*           -- Authorization Letter, dated August 1, 1996, granted by
                            Hoofdirectie Telecommunicate & Post relating to the
                            Netherlands.
         10.10*          -- License, dated May 28, 1997, granted by BMPT relating to
                            Germany.
         10.11*          -- Agreement, dated April 1, 1997, between Eastern Group
                            Telecoms Limited and the Company.
         10.12*          -- Agreement, dated January 16, 1997, between SNCB/NMBS and the Company.
         10.13*          -- Agreement, dated February 3, 1997, between SANEF and the
                            Company.
         10.14*          -- License, dated October 22, 1997, granted by the Secretary of State of Industry relating to France.
         10.15+          -- Agreement, dated November 24, 1997, between COLT and the
                            Company.
         10.16*          -- Authorization Letter, dated March 16, 1998, granted by
                            the Deputy Director of Federal Communication Office
                            relating to Switzerland.
         10.17+          -- Agreement, dated April 3, 1998, between AT&T Unisource
                            and the Company.
         10.18+          -- Agreement, dated November 3, 1998, between Cable &
                            Wireless and the Company.
         12.1*           -- Statements re Computation of Deficiency of Earnings to
                            Fixed Charges
         21.1*           -- List of subsidiaries
         23.1*           -- Consent of Shearman & Sterling (included as part of
                            Exhibit 5.1)
         23.2*           -- Consent of Ernst & Young Reviseurs d'Entreprises S.C.C.,
                            Independent Auditors
         23.3*           -- Consent of Loeff Claeys Verbeke (included as part of
                            Exhibit 5.2)
         24.1*           -- Power of Attorney (included on the signature pages of
                            this Registration Statement)
         25.1*           -- Statement of Eligibility of The Bank of New York, Trustee


---------------

* Previously filed.

+ Confidential material has been redacted and filed separately with the Securities and Exchange Commission.

     The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

     (2) Schedules

     The financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers for sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by sec. 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or sec. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirement of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoeilaart, Belgium, on the 15th day of January, 1999.

                                            Hermes Europe Railtel B.V.

                                            By:       /s/ JAN LOEBER
                                              ----------------------------------
                                                        R. Jan Loeber
                                                      Managing Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the
capacities indicated on the   th day of January, 1999. Each person whose
signature appears below hereby authorizes Jan Loeber and Francois Note, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Jan Loeber and Francois Note, and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.

                      SIGNATURE                                              TITLE
                      ---------                                              -----

                   /s/ JAN LOEBER                        Managing Director (principal executive
-----------------------------------------------------      officer)
                     Jan Loeber

                  /s/ FRANCOIS NOTE                      Corporate Financial Director -- Chief
-----------------------------------------------------      Financial Officer (principal financial and
                    Francois Note                          accounting officer)

               /s/ BERNARD J. MCFADDEN                   Supervisory Director
-----------------------------------------------------
                  Bernard McFadden

                 /s/ BO C.O. HAMNELL                     Supervisory Director
-----------------------------------------------------
                   Bo C.O. Hamnell

              /s/ LARS STIG M. LARSSON                   Supervisory Director
-----------------------------------------------------
                Lars Stig M. Larsson

                 /s/ JOSEPH SURMONT                      Supervisory Director
-----------------------------------------------------
                   Joseph Surmont

                 /s/ BRUNO d'AVANZO                      Supervisory Director
-----------------------------------------------------
                   Bruno d'Avanzo

                 /s/ MIKEL WILLIAMS                      Supervisory Director
-----------------------------------------------------
                   Mikel Williams

                               INDEX TO EXHIBITS


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          3.1*           -- Deed of Incorporation and Articles of Association (as
                            amended) of the Company
          4.1*           -- Form of Outstanding Dollar Note for the Registrant's
                            10 3/8% Senior Notes due 2009 (contained in Dollar
                            Indenture filed as Exhibit 4.5)
          4.2*           -- Form of Outstanding Euro Note for the Registrant's
                            10 3/8% Senior Notes due 2006 (contained in Euro
                            Indenture filed as Exhibit 4.6)
          4.3*           -- Form of Dollar Exchange Note for the Registrant's 10 3/8%
                            Senior Notes due 2009 (contained in Dollar Indenture
                            filed as Exhibit 4.5)
          4.4*           -- Form of Euro Exchange Note for the Registrant's 10 3/8%
                            Senior Notes due 2006 (contained in Euro Indenture filed
                            as Exhibit 4.6)
          4.5*           -- Dollar Indenture, dated as of January 4, 1999, between
                            the Company and The Bank of New York of New York, as
                            Trustee
          4.6*           -- Euro Indenture dated as of January 4, 1999, between the
                            Company and The Bank of New York, as Trustee
          4.7*           -- Dollar Registration Rights Agreement, dated as of January
                            4, 1999, between the Company and Initial Purchasers
          4.8*           -- Euro Registration Rights Agreement dated as of January 4,
                            1999, between the Company and Initial Purchasers
          5.1*           -- Opinion of Shearman & Sterling regarding the legality of the securities being registered
          5.2*           -- Opinion of Loeff Claeys Verbeke regarding the legality of the securities being registered
          8.1*           -- Opinion of Shearman & Sterling regarding tax matters
         10.1*           -- Indenture, dated August 19, 1997, among Hermes Europe
                            Railtel B.V., as Issuer, Global TeleSystems Group, Inc.
                            and The Bank of New York, as Trustee.
         10.2*           -- Registration Rights Agreement, dated August 19, 1997,
                            between the Company and Donaldson, Lufkin & Jenrette
                            Securities Corporation, UBS Securities LLC and Lehman
                            Brothers Inc.
         10.3*           -- Escrow Agreement, dated August 19, 1997, among the
                            Company and The Bank of New York, as Trustee and as
                            Escrow Agent.
         10.4*           -- Shareholders Agreement among the Company, GTS-Hermes
                            Inc., HIT Rail B.V., SNCB/NMBS and AB Swed Carrier.
         10.5*           -- Employment Agreement between the Company and Peter
                            Magnus.
         10.6*           -- Employment Agreement, dated as of September 26, 1995,
                            between the Company and J.A. Shearing.
         10.7*           -- License, dated December 18, 1996, granted by the
                            Secretary of State for Trade and Industry relating to the
                            United Kingdom.
         10.8*           -- Registration, dated July 26, 1996, granted by IBPT
                            relating to Belgium.
         10.9*           -- Authorization Letter, dated August 1, 1996, granted by
                            Hoofdirectie Telecommunicate & Post relating to the
                            Netherlands.
         10.10*          -- License, dated May 28, 1997, granted by BMPT relating to
                            Germany.
         10.11*          -- Agreement, dated April 1, 1997, between Eastern Group
                            Telecoms Limited and the Company.
         10.12*          -- Agreement, dated January 16, 1997, between SNCB/NMBS and the Company.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.13*          -- Agreement, dated February 3, 1997, between SANEF and the
                            Company.
         10.14*          -- License, dated October 22, 1997, granted by the Secretary of State of Industry relating to France.
         10.15+          -- Agreement, dated November 24, 1997, between COLT and the
                            Company.
         10.16*          -- Authorization Letter, dated March 16, 1998, granted by
                            the Deputy Director of Federal Communication Office
                            relating to Switzerland.
         10.17+          -- Agreement, dated April 3, 1998, between AT&T Unisource
                            and the Company.
         10.18+          -- Agreement, dated November 3, 1998, between Cable &
                            Wireless and the Company.
         12.1*           -- Statements re Computation of Deficiency of Earnings to
                            Fixed Charges
         21.1*           -- List of subsidiaries
         23.1*           -- Consent of Shearman & Sterling (included as part of
                            Exhibit 5.1)
         23.2*           -- Consent of Ernst & Young Reviseurs d'Entreprises S.C.C.,
                            Independent Auditors
         23.3*           -- Consent of Loeff Claeys Verbeke (included as part of
                            Exhibit 5.2)
         24.1*           -- Power of Attorney (included on the signature pages of
                            this Registration Statement)
         25.1*           -- Statement of Eligibility of The Bank of New York, Trustee


---------------

* Previously filed.

+ Confidential material has been redacted and filed separately with the Securities and Exchange Commission.